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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): NOVEMBER 15, 2001


                                VECTOR GROUP LTD.
             (Exact name of registrant as specified in its charter)


                                    DELAWARE
                 (State or other jurisdiction of incorporation)


        1-5759                                           65-0949535
(Commission File Number)                    (I.R.S. Employer Identification No.)


 100 S.E. SECOND STREET, MIAMI, FLORIDA                            33131
(Address of principal executive offices)                         (Zip Code)


                                 (305) 579-8000
              (Registrant's telephone number, including area code)





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ITEM 5. OTHER EVENTS.

                  On November 15, 2001, Vector Group Ltd. issued a press release announcing that a subsidiary had entered into a definitive agreement with The Medallion Company, Inc., a discount cigarette manufacturer headquartered in Richmond, Virginia, and its principal stockholder Gary L. Hall whereby Medallion will merge into a subsidiary of Vector Group and Vector Group will acquire related assets from Mr. Hall. The total purchase price will consist of $75 million in cash and $35 million in notes. The transaction is expected to close early in the second quarter of 2002 and is conditioned upon receipt of antitrust approvals and other customary closing conditions.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.


         (c) Exhibits.

                  The following Exhibits are provided in accordance with the provisions of Item 601 of Regulation S-K and are filed herewith unless otherwise noted.

                                  EXHIBIT INDEX

10.1 Agreement and Plan of Merger Agreement, dated as of November 14, 2001, between Vector Tobacco Inc., The Medallion Company, Inc. and Gary L. Hall.

10.2     Form of 6 1/2% Promissory Note of Vector Tobacco Inc.

10.3     Form of Asset Purchase Agreement between Vector Tobacco Inc. and Gary
         L. Hall.

99.1     Press Release, dated November 15, 2001.


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                                    SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  VECTOR GROUP LTD.

                                  By: /s/ Joselynn D. Van Siclen
                                      ---------------------------------
                                      Joselynn D. Van Siclen
                                      Vice President and Chief Financial Officer
Date:  November 15, 2001



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